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                       SYSCO CORPORATION AND SUBSIDIARIES

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                  EXHIBIT 11





                                                             June 27, 1992     July 3, 1993     July 2, 1994
                                                             -------------     ------------     ------------
Calculation of Primary Earnings Per Share:
- - - ------------------------------------------

Net earnings applicable to common stock                       $172,229,000     $201,807,000     $216,752,000
                                                              ============     ============     ============
Average number of common shares and common stock
equivalents outstanding                                        186,001,381      186,745,576      184,338,616

Dilutive effect of stock options (1)                               --              --               --
                                                              ------------     ------------     ------------
                                                               186,001,381      186,745,576      184,338,616
                                                              ============     ============     ============
Primary earnings per share                                    $        .93     $       1.08     $       1.18
                                                              ============     ============     ============


Calculation of Fully Diluted Earnings Per Share:
- - - ------------------------------------------------

Net earnings applicable to common stock                       $172,229,000     $201,807,000     $216,752,000
                                                              ============     ============     ============

Average number of shares outstanding on a fully
diluted basis -- same as for calculation of primary
earnings per share                                             186,001,381      186,745,576      184,338,616

Dilutive effect of stock options and
Liquid Yield Option Notes (2)                                      --              --                --
                                                              ------------     ------------     ------------
                                                               186,001,381      186,745,576      184,338,616
                                                              ============     ============     ============
Fully diluted earnings per share                              $        .93     $       1.08     $       1.18
                                                              ============     ============     ============
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(1)  Maximum possible dilutive effect of outstanding options in each year is less than 3%.

(2)  Maximum possible dilutive effect of outstanding options and Liquid Yield
     Option Notes during each year is less than 3%.